UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) September 17, 2002

Microfield Graphics, Inc.

(Exact name of registrant as specified in its charter)

Oregon	000-26226	93-0935149

(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

1631 NW Thurman, Suite 310, Portland, OR	97209

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (503) 419-3580

7216 SW Durham Road, Portland, OR 97224

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT 2

Item 2. Acquisition or Disposition of Assets.

Microfield Graphics, Inc., an Oregon corporation (“MICG”), acquired, via merger, Innovative Safety Technologies, LLC, an Oregon limited liability company (“IST”). IST merged into MICG’s wholly owned subsidiary Microfield Merger Sub, Inc., an Oregon corporation. The acquisition closing date was September 17, 2002*. The transaction was a stock for membership interest exchange where the members of IST acquired a prorata portion of 1,818,181 shares of the Common Stock of MICG in exchange for their membership interests in Innovative Safety Technologies, LLC.

Innovative Safety Technologies, Inc., an Oregon corporation, the surviving entity in the merger, will continue the historic business of IST, which is the development, and marketing of safety devices. The assets of IST were principally intangibles.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The financial statements and pro forma financial information of MICG will be filed with an amended Form 8-K as soon as they have been finalized.

(c)  Exhibits. The following exhibits are filed with this document:

     Exhibit 2 — Agreement and Plan of Merger

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2002	Microfield Graphics, Inc.

/s/ Steven M. Wright

Steven M. Wright, President

*	The documents are effectively dated September 16, 2002, however actual closing did not occur until September 17, 2002.